                                                                     EXHIBIT 4.3

                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is entered into as of April 30, 1996, by and between Nabors Industries, Inc., a Delaware corporation ("Nabors"), and Occidental Oil and Gas Corporation, a California corporation ("Oxy").

         WHEREAS, Nabors and Oxy are parties to the Stock Purchase Agreement, and

         WHEREAS, as contemplated by the Stock Purchase Agreement, Nabors has elected to issue to Oxy the Registrable Securities; and

         WHEREAS, Nabors desires to grant to Oxy the registration rights provided for herein;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, Nabors and Oxy hereby agree as follows:

         1.1     DEMAND REGISTRATION RIGHTS.

                 (a) Holder shall have the right, exercisable prior to the Termination Date, unless extended pursuant to this Section 1.1, on one (1) occasion by written notice to Nabors (the "Registration Notice"), to require Nabors to effect a registration under the Securities Act of the Registrable Securities, and Nabors will cause, as expeditiously as practicable, the registration under the Securities Act of all (but not less than all) of the Registrable Securities. In connection therewith, Nabors shall be obligated to prepare and file a registration statement promptly upon receipt of any such Registration Notice and shall be further obligated to cause such registration statement to be declared effective under the Securities Act and the rules and regulations promulgated thereunder as soon as practicable after the filing date thereof; provided that Nabors may defer for a period not longer than 60 days the registration requested pursuant to this Section 1.1 if a majority of Nabors' board of directors in good faith shall resolve that expeditious registration, as otherwise required by this Section 1.1, would be materially disadvantageous to Nabors. The period during which the rights granted under this Section 1.1 may be exercised by Holder shall be extended by one day beyond the Termination Date for each day that pursuant to this Section 1.1 Nabors postpones effecting a registration, requires Holder to refrain from disposing of Registrable Securities pursuant to the registration statement or otherwise requires Holder to refrain from disposing of Equity Securities of Nabors. Holder may demand, and Nabors shall be required to effect, only one (1) such registration of Registrable Securities owned by Holder, and such obligation shall be deemed satisfied (i) when one underwritten registration and offering shall have been completed with respect to Registrable Securities which Holder requests be registered pursuant to this Section 1.1 (provided, that such obligation shall nonetheless be deemed to have been satisfied if the closing conditions in the underwriting or purchase agreement entered into in connection with such underwritten offering are not satisfied due to some act or omission by Holder) or (ii) when one registration not involving an underwriter shall become effective pursuant to a request of Holder made pursuant to this Section 1.1, provided that a registration not involving an underwriter shall not be deemed to have been effected for purposes of this Section 1.1 if the registration statement relating to such registration does not remain effective for a period of at least 120 days (or such shorter period ending on the date Holder completes its distribution of Registrable Securities as contemplated by such registration statement) or if within 120 days after such registration becomes effective (or such shorter period referred to above) such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and all the Registrable Securities registered in connection therewith were not sold.

                 (b) If Registrable Securities which Nabors has been requested to register pursuant to this Section 1.1 are to be disposed of in an underwritten public offering, Holder shall select three underwriters from the list attached hereto as Annex A. Nabors will select the managing underwriter from such three underwriters in connection with the offering. If the managing underwriter shall advise Nabors in writing (with a copy to Holder) stating that, in its opinion, the number of shares proposed to be included in such registration exceeds the number which can be sold in such offering within the price range acceptable to Holder (such opinion to state the approximate number of shares which, in the judgment of the managing underwriter, may be included in such offering without such effect), then Nabors will include in such registration, to the extent of the number of securities which Nabors is so advised can be sold in such offering (i) first, Registrable Securities owned by Holder requested to be registered pursuant to this Section 1.1, and (ii) second, all other securities of Nabors proposed to be included in such registration.

         1.2 PIGGYBACK REGISTRATION RIGHTS. If Nabors at any time through the Termination Date proposes (or if Nabors proposes on more than one occasion) to register any of its Equity Securities under the Securities Act for sale, in a manner which would permit registration of Registrable Securities owned by Holder for sale to the public under the Securities Act, it will give written notice to Holder of its intention to register any of its Equity Securities and, upon the written request of Holder given within 30 days after the actual receipt of any such notice, Nabors will cause all or any part of any Registrable Securities then owned by Holder to be included in such registration statement; provided, however, that Nabors may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of such other securities originally proposed to be registered. Notwithstanding anything in the foregoing to the contrary,

                 (a) if a registration pursuant to this Section 1.2 involves an underwritten offering, Nabors shall select the managing underwriter for the offering and any additional investment bankers or manager to be used in connection with the offering, and, if the managing underwriter shall advise Nabors in writing (with a copy to Holder) that, in its opinion, the number of shares proposed to be included in such registration is so great as would adversely affect the offering, including the price at which the shares can be sold, then Nabors will include in such registration, the maximum number of securities which Nabors is so advised can be sold in such offering without the adverse effect allocated as follows: (i) first, securities of Nabors that Nabors proposes to issue and sell for its own account and securities for which it has granted demand registration rights to Persons other than Holder, (ii) second, Registrable Securities owned by Holder and requested to be registered pursuant to this Section 1.2 and securities of Nabors held by other holders granted similar piggyback or incidental registration rights by Nabors, pro rata among Holder and such other holders on the basis of the total number of shares of such securities requested to be registered by Holder and all such other holders, and (iii) third, all other securities of Nabors proposed to be included in such registration,

                 (b) any such request of Holder for inclusion in a registration involving an underwriter shall also include the agreement of Holder to sell the applicable number of Registrable Securities only through the underwriters and at the price and upon the terms fixed by the agreement among Nabors and the underwriters or brokers for such transaction,
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                 (c)      Nabors shall not be required to include any
Registrable Securities owned by Holder in a registration statement on Form S-4 or S-8 (or any successor form) or a registration statement filed in connection with an exchange offer or other offering of securities solely to the then existing shareholders of Nabors, and

                 (d) the procedures set forth in Section 1.3 (other than those set forth in Section 1.3 (a), (b), (d) or (e)) shall apply to any registration involving a Holder pursuant to the terms of this Section 1.2.

         1.3 REGISTRATION PROCEDURES. Registration under this Agreement shall be on such appropriate registration form of the Commission as shall be selected by Nabors and as shall permit the disposition of such Registrable Securities. If and whenever Nabors proposes to effect the registration of any Registrable Securities under the Securities Act as provided in Section 1.1, Nabors will as expeditiously as possible:

                 (a) promptly and in any event within 45 days of the Registration Notice (subject to the proviso set forth in Section 1.1), prepare and file with the Commission the requisite registration statement to effect such registration and use its best efforts to cause such registration statement to become effective;

                 (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (i) such time as all of the Registrable Securities have been disposed of by Holder and (ii) 120 days after the effective date of such registration statement, and shall immediately notify Holder when such registration statement is no longer effective under the Securities Act;

                 (c) furnish as soon as available to Holder and the managing underwriter, if any, (i) such number of copies of such drafts and final versions of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), (ii) such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), (iii) such number of copies of any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and (iv) such number of copies of such other documents, as Holder may reasonably request;

                 (d) register or qualify the Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such U.S. jurisdictions as Holder shall reasonably request, keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by Holder, except that Nabors shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision
(d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                 (c) only in the case of an underwritten offering, furnish to Holder and the underwriters of Registrable Securities:

                          (i) an opinion of counsel for Nabors, dated the effective date of such registration statement (and, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the managing underwriter, and

                          (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have certified the Nabors' financial statements included or incorporated by reference in such registration statement and the prospectus included therein and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

                 (f) notify Holder, at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of Holder promptly prepare and furnish to Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                 (g) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy (in accordance with Rule 158) the provisions of Section 11(a) of the Securities Act, and furnish to Holder at least five Business Days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus, and shall not file any thereof to which Holder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules or Regulations thereunder;

                 (h) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                 (i) cause all Registrable Securities covered by such registration statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by Nabors are then listed or the National Market System of the NASD, if the listing of such Registrable Securities is then permitted under the rules of such exchange or the National Market System of the NASD.

In any registration of Registrable Securities pursuant to this Agreement, Holder shall provide to Nabors all necessary information regarding Holder's intended method of distribution. Nabors may require Holder to furnish Nabors such additional information in respect of Holder or its Registrable Securities which will be included in such registration statement as Nabors may reasonably request in writing and as is required by applicable laws or regulations. Nabors agrees to include in any such registration statement all information which Holder shall reasonably request.

         1.4     UNDERWRITTEN OFFERINGS.

                 (a) REQUESTED UNDERWRITTEN OFFERINGS. If requested by the underwriters for any underwritten offering by Holder made pursuant to a registration requested under Section 1.1, Nabors will use its reasonable efforts to enter into a firm commitment underwriting agreement with such underwriters and Holder for such offering, such agreement to be satisfactory in substance and form to Holder and the underwriters and to contain such representations and warranties by Nabors and such other terms as are customarily contained in such agreements, including, without limitation, indemnities to the effect and the extent provided in Section 1.7. Except as set forth in this Agreement, Holder shall not be required to make any representations or warranties to or agreements with Nabors or the underwriters other than representations, warranties or agreements regarding Holder, Holder's Registrable Securities and Holder's intended method of distribution and any other representation required by law.

                 (b) HOLDBACK AGREEMENTS. Holder agrees, if so required by the managing underwriter, not to effect any public sale or distribution of any Equity Securities of Nabors, during the seven days prior to the date on which any underwritten registration pursuant to Section 1.1 or Section 1.2 has become effective and the 120 days thereafter, except as part of such underwritten registration.

         1.5 PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of each registration statement under the Securities Act in which Registrable Securities are included pursuant to this Agreement, Nabors will give Holder, its counsel, and the managing underwriter or underwriters (if any) the opportunity (a) to review such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and (b) to discuss the business of Nabors with its officers and the independent public accountants who have certified its financial statements.

         1.6 REGISTRATION EXPENSES. Nabors will, whether or not any registration pursuant to this Agreement becomes effective, from time to time promptly upon receipt of bills or invoices relating thereto, pay all expenses incident to its performance of or compliance with this Agreement, including, without limitation, all (a) registration, filing and listing fees, (b) fees and expenses of compliance with securities or Blue Sky laws, (c) printing expenses and messenger and delivery expenses, (d) fees and disbursements of counsel for Nabors and Nabors' independent public accountants (including the expenses of any audit and/or "comfort" letter) and other Persons retained by Nabors and (e) any fees and disbursements of underwriters customarily borne by issuers or sellers of securities (excluding underwriting commissions and discounts which shall be borne by Holder).
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         1.7     INDEMNIFICATION.

                 (a) Nabors will, and hereby does, indemnify and hold harmless, to the extent permitted by applicable law, Holder, its officers and directors, if any, and each Person, if any, who controls Holder within the meaning of Section 15 of the Securities Act, and their respective successors, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses, including legal fees incurred in investigating or defending any such loss, claim, damage or liability (under the Securities Act or common law or otherwise), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if Nabors shall have furnished any amendments or supplements thereto) covering the Registrable Securities or any preliminary prospectus or other document incident thereto or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses arise out of or are based upon any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to Nabors by Holder expressly for use therein. If the offering pursuant to any registration statement provided for under this Agreement is made through underwriters, no action or failure to act on the part of such underwriters (whether or not any such underwriter is an Affiliate of Holder) shall affect the obligations of Nabors to indemnify Holder or any other Person pursuant to the preceding sentence. If the offering pursuant to any registration statement provided for under this Agreement is made through underwriters, Nabors agrees to enter into an underwriting agreement in customary form, with customary indemnification provisions, with such underwriters. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Holder, its officers, directors or any Person, if any, who controls Holder as aforesaid, and shall survive the transfer of such securities by Holder.

                 (b) Holder will and hereby does indemnify, to the extent permitted by applicable law, Nabors, its officers and directors and each Person, if any, who controls Nabors within the meaning of Section 15 of the Securities Act, and their respective successors, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (including legal fees incurred in investigating or defending any such loss, claim, damage or liability) arising out of or based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in, or such omission is from information so furnished in, writing by Holder expressly for use therein, provided that Holder's obligations hereunder shall be limited to an amount equal to the proceeds to Holder of the Registrable Securities sold pursuant to such registration statement.

                 (c) Any Person entitled to indemnification under the provisions of this Section 1.7 shall (i) give prompt notice to the indemnifying Person of any claim with respect to which its seeks indemnification and (ii) unless in such indemnified Person's reasonable judgment a conflict of interest between such indemnified and indemnifying Persons may exist in respect to such claim, permit such indemnifying Person to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified Person; and, if such defense is so assumed, such indemnifying Person shall not enter into any settlement without the consent of the indemnified Person if such settlement attributes liability to the indemnified Person and such indemnified Person shall not be subject to any liability for any settlement made without such consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Agreement shall so provide. In the event that an indemnifying Person shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying Person shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying Person in respect of such claim, unless, in the reasonable judgment of any such indemnified Person, a conflict of interest may exist between such indemnified Person and any other of such indemnified Persons in respect of such claim.

                 (d) If for any reason the foregoing indemnity is unavailable, then, subject to the proviso in Section 1.7(b) in the case of Holder, the indemnifying Person shall contribute to the amount paid or payable by the indemnified Person as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying Person on the one hand the indemnified Person on the other or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying Person on the one hand and the indemnified Person on the other but also the relative fault of the indemnifying Person and the indemnified Person as well as any other relevant equitable considerations. The relative fault of the indemnifying Person on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Person or by the indemnified Person and by the Persons' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a Person as a result of the losses, claims, damages, liabilities and expenses shall be deemed to include any legal or other fees or expenses reasonably incurred by the Person in connection with investigating or defending any action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 1.7 shall be several in proportion to their respective underwriting commitments and not joint.

                 (e) An indemnifying Person shall make payments of all amounts required to be made pursuant to the foregoing provisions of this
Section 1.7 to or for the account of the indemnified Person from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

         1.8 TRANSFER OF REGISTRATION RIGHTS. The registration rights set forth in this Agreement are transferable only in connection with the sale or other transfer to a single purchaser (which purchaser (if not an Affiliate of Oxy) must be approved in advance and in writing by Nabors, with such approval not to be unreasonably withheld) of all (but not less than all) of the Registrable Securities, provided such purchaser agrees (in a writing that names Nabors as an explicit third party beneficiary) to be bound by all of the terms and conditions of this Agreement.

         1.9 MERGER OR CONSOLIDATION OF NABORS. Nabors will not merge or consolidate with or into any other corporation unless the corporation resulting from such merger or consolidation (if not Nabors) shall expressly assume, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by Nabors.

         1.10    RESTRICTIONS ON TRANSFER.

         1.10.1  TRANSFER RESTRICTIONS.    (a)     The Holder acknowledges that
Nabors issued and sold the Registrable Securities owned by the Holder in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. The Holder represents that (1) it has acquired the Registrable Securities for investment and without any view toward distribution of any of the Registrable Securities to any other Person, (2) it will not sell or otherwise dispose of the Registrable Securities except in compliance with the registration requirements or exemption provisions under the Securities Act and (3) before any sale or other disposition of any of the Registrable Securities (other than in a sale registered under the Securities Act, or pursuant to Rule 144 under the Securities Act unless Nabors shall have been advised by counsel that such sale does not meet the requirements of Rule 144 for the sale), it will deliver to Nabors an opinion of counsel reasonably satisfactory to Nabors to the effect that such registration is unnecessary. Subject to the foregoing, the Holder may freely sell or transfer the Registrable Securities; provided, however, that other than a sale registered under the Securities Act, or pursuant to Rule 144 under the Securities Act, any such transfer shall consist of not less than all of the Registrable Securities.

                 (b) Except as otherwise permitted by this Section 1.10, the certificate evidencing the Registrable Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

                          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT
                 BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED- BY LAW. SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN A CERTAIN REGISTRATION RIGHTS AGREEMENT. A COMPLETE AND CORRECT COPY OF THE FORM OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF NABORS INDUSTRIES, INC. AND WILL BE FURNISHED TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST AND WITHOUT CHARGE."

         1.10.2  TERMINATION OF RESTRICTIONS. The restrictions imposed by this
Section 1.10 upon the transferability of Registrable Securities shall cease and terminate as to any particular Registrable Securities (a) when such securities shall have been effectively registered under the Securities Act, or
(b) when, in the opinions of both counsel for the holder thereof and counsel for Nabors, such restrictions are no longer required in order to insure compliance with the Securities Act or (c) when such securities have been beneficially owned, by a person who has not been an affiliate of Nabors for at least three months, for a period of at least three years (or such shorter period as shall be determined under Rule 144 under the Securities Act), all as determined pursuant to Rule 144 under the Securities Act. Whenever such restrictions shall cease and terminate as to any Registrable Securities, the holder thereof shall be entitled to receive from Nabors, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legend required by Section 1.10.1. Nabors will pay the reasonable fees and disbursements of counsel for any holder of Registrable Securities (other than house counsel) and of counsel for Nabors in connection with any opinions rendered by them pursuant to this Section 1.10.

         1.11 CERTAIN DEFINITIONS. As used herein, the following defined terms shall have the following meanings:

         "Affiliate": any Person that is an "affiliate" within the meaning of the regulations promulgated under the Securities Act.

         "Business Day": any day, other than a Saturday, Sunday or a day on which commercial banking institutions in the City of New York, State of New York, are required or authorized by law to close.

         "Closing": as defined in the Stock Purchase Agreement.

         "Commission": the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Stock": the Common Stock, par value $.10 per share, of Nabors.

         "Equity Securities": of a Person means the capital or voting stock of such Person and all other securities convertible into, or exchangeable or exercisable for, any shares of such capital or voting stock, all rights to subscribe for or to purchase, all options and warrants for the purchase of, and all calls, commitments or claims of any character relating to, any shares of such capital or voting stock, all equity equivalents, interests in the ownership or earnings or other similar rights of, or with respect to, such Person, and any securities convertible into or exchangeable or exercisable for any of the foregoing.

         "Holder": Oxy, or the purchaser (in a transfer made in compliance with Section 1.8) of all Registrable Securities.

         "NASD": The National Association of Securities Dealers, Inc.

         "Person": a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         "Registrable Securities": shares of Common Stock originally acquired by Oxy pursuant to the Stock Purchase Agreement, provided, that such shares of Common Stock shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such shares shall have become effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement, (x) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act, (y) they shall have otherwise been transferred, new instruments or certificates of them not bearing a legend restricting further transfer shall have been delivered by Nabors and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (z) they shall have ceased to be outstanding.

         "Securities Act": The Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Stock Purchase Agreement": Stock Purchase Agreement, dated as of March 8, 1996, between Nabors and Oxy, as amended by Amendment No. 1 to Stock Purchase Agreement, dated as of April 23, 1996, between Nabors and Oxy.

         "Termination Date": the third anniversary of the Closing, provided that, if the minimum holding period under Rule 144 applicable to resales of securities by non-affiliates in compliance with the volume and manner of sale requirements of such Rule is reduced, "Termination Date" shall mean a comparable period after the Closing.

         1.12 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         1.13 SUCCESSORS AND ASSIGNS. The terms of this Agreement shall be binding upon and inure to the benefit of (i) Nabors and its successors and assigns and (ii) Holder and its successors and assigns. NOTHING CONTAINED IN THIS AGREEMENT, EXPRESS OR IMPLIED, IS INTENDED OR SHALL BE CONSTRUED TO CONFER UPON OR TO GIVE TO ANY PERSON, OTHER THAN NABORS AND HOLDER, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, ANY RIGHTS, REMEDIES OR OBLIGATIONS UNDER OR BY REASON, OF THIS AGREEMENT.

         1.14 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties hereto, and supersedes all prior understandings and agreements, with respect to the subject matter hereof.

         1.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

         1.16 NOTICES. All notices and other communications hereunder shall be in writing and may be sent by (i) personal delivery (including courier service), (ii) telecopier during normal business hours to the number indicated below, or (iii) first class or registered or certified mail, postage prepaid, and addressed as follows:

                 IF TO OXY AT:

                          Occidental Oil and Gas Corporation
                          1200 Discovery Drive
                          Bakersfield, California 93309-7008
                          Attention: Executive Vice President and Chief Financial Officer
                          Telecopier: (805) 322-7457

                 WITH A COPY TO:

                          Occidental Petroleum Corporation
                          10889 Wilshire Boulevard
                          Los Angeles, California 90024
                          Attention: Vice President - Operations
                          Telecopier: (310) 443-6331

                 IF TO NABORS AT:

                          Nabors Industries, Inc.
                          515 West Greens Road, Suite 1200
                          Houston, Texas 77067
                          Attention: Anthony G. Petrello, President
                          Telecopier No.: (713) 872-5205

                 WITH A COPY TO:

                          Baker & McKenzie
                          805 Third Avenue
                          New York, New York 10022
                          Attention: Howard M. Berkower
                          Telecopier: (212) 759-9133


         Nabors or any Holder may change or add its address or telecopier number to which notices and other communications hereunder are to be delivered by giving Nabors or such Holder, as the case may be, notice in the manner herein set forth. Each notice and other communication shall be effective (1) if given by telecopier, when the telecopy is transmitted to the proper address and the receipt of the transmission is confirmed, (2) if given by mail, 72 hours after the notice or other communication is deposited in the mail properly addressed with first class postage prepaid or (3) if given by any other means, when delivered to the proper address and a written acknowledgment of delivery is received.

         1.17 HEADINGS. The descriptive headings of the several Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         1.18 SEVERABILTY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of the Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

         1.19 CONSTRUCTION. Personal pronouns, when used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa. All references in this Agreement to (i) Sections or subsections shall refer to the corresponding Section or subsection of this Agreement, unless specific reference is made to a Section or subsection of another document or instrument, and (ii) an Annex shall refer to the corresponding Annex to this Agreement. Any reference in this Agreement to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         1.20 AMENDMENTS AND WAIVERS. No amendment, modification, termination or waiver of any provision of the Agreement shall be valid unless it shall be in writing and signed by Nabors and Holder. No waiver by Nabors or any Holder of any default, misrepresentation, breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, breach of warranty or covenant hereunder or to affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                 IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed as of the date first above written.


                                        NABORS INDUSTRIES, INC.


                                        By:
                                        Name:    Richard A. Stratton
                                        Title:   Vice Chairman


                                        OCCIDENTAL OIL & GAS CORPORATION


                                        By:
                                        Name:    Charles A. Purser
                                        Title:   Assistant Secretary

________________________________________________________________________ANNEX  A

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Goldman, Sachs & Co.

Salomon Brothers Inc

Paine Webber Incorporated

Howard, Weil, Labouisse, Friedrichs Inc.

Simmons & Co.